UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  February 29, 1996


                       Farmstead Telephone Group, Inc.

           (Exact name of registrant as specified in its charter)


                      Commission File Number:  0-15938

              Delaware                               06-1205743

    (State or other jurisdiction of                 (IRS Employer
    incorporation or organization)               Identification No.)

          81 Church Street,
          East Hartford, CT                          06108-3728
(Address of principal executive offices)             (Zip Code)



     Registrant's telephone number, including area code:  (203) 282-0010



Item 5.  Other Events

      Effective February 29, 1996, the Company purchased from AT&T Systems Leasing Corporation, a subsidiary of AT&T Capital Corporation, certain assets of its discontinued Asset Recovery Center ("ARC"). Prior to its closing in January 1996, the ARC primarily operated to service AT&T affiliates in the orderly disposition, by way of consignment sales arrangements, of excess, overstocked and end-of-life telecommunications, computer
and data transmission  equipment.   The ARC also provided
inventory storage and record keeping services on a monthly fee basis. The assets acquired consisted primarily of warehouse equipment, vehicles, computer and office equipment, and inventory.

      The Company concurrently formed a subsidiary corporation, Farmstead Asset Management Services, LLC, to start up a similar operation in Piscataway, New Jersey. The Company intends to attempt to re-establish certain of the relationships that the ARC enjoyed. No assurance can be given that these attempts will be successful as, prior to its closing, the ARC notified in writing all of its affiliates that the ARC was no longer operational and advised them that a similar AT&T service center based in Illinois was available. Nonetheless, given the Company's long-standing relationship with AT&T and the internal structural changes occurring in AT&T as it splits its operations into three separate and distinct corporations, the Company is hopeful that it will successfully be able to restart a similar operation. The Company believes that if it is successful, it will be able to develop new sources of equipment for resale to its existing customers. In making the decision to enter into this transaction, the Company had discussions with former ARC employees as to its business operating results and their perception of continuing business opportunities. The Company also utilized its knowledge of the secondary market industry.

      In conducting its pre-purchase due diligence procedures, the Company had limited knowledge of the ARC's historical, unaudited operating results. Its access to more detailed information was limited by AT&T to that which directly applied to the specific
assets being considered for purchase.   Moreover, the limited
financial information of the ARC that was made available to the Company was not considered a reliable indicator of the prospects of the Company's new operation since, due to its position as an internal service facility of AT&T, the ARC was significantly supported, financially and administratively, by other AT&T cost
centers.   Therefore, the Company was unable to determine the
ARC's actual operating results had it been run as an unaffiliated independent operation, as is the Company's intent.

      The Company is unable at this time to predict the impact the new subsidiary will have on the Company's financial condition, equity, capital resources or operating results. However, as the Company's revenues have risen significantly over the past few years from $6.3 million in 1993 to more than $15 million in 1995, the Company sees this transaction as a potential major expansion of its core business and an important opportunity to become a significant strategic partner of AT&T during the period of AT&T's reorganization. For these reasons and the reasons stated above, the Company believes that the operations of the new subsidiary will prove beneficial.





                       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   FARMSTEAD TELEPHONE GROUP, INC.

Dated: March 15, 1996         By:  /s/ Robert G. LaVigne
                                   ----------------------------------
                                   Robert G. LaVigne
                                   Vice President - Finance & Administration
                                   (Principal Financial and Accounting Officer)